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            SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                         919 Third Avenue
                     New York, New York 10022
                          (212) 758-9500

                                   December 12, 1995


Waterhouse Investors Cash Management Fund, Inc.
100 Wall Street
New York, New York 10005


Gentlemen and Ladies:

     Waterhouse Investors Cash Managment Fund, Inc. (the "Fund") proposes to issue and sell an indefinite number of shares (the "Shares") of its Common Stock, par value $.0001 per share (the "Common Stock"), in the manner and on the terms set forth in its Registration Statement on Form N-1A filed with the Securities and Exchange Commission (File Nos. 33-96132; 811-9086).

     We have, as counsel, participated in various corporate and other proceedings relating to the Fund and to the Shares. We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of its Articles of Incorporation and By-Laws, as currently in effect, certificates issued by public officials and other documents relating to its organization and operation. We have also reviewed the above-mentioned Registration Statement and all amendments filed as of the date of this opinion and the documents filed as exhibits thereto. We are generally familiar with the corporate affairs of the Fund.

     Based upon the foregoing, it is our opinion that:

     1. The Fund has been duly organized and is validly existing under the laws of the State of Maryland.

     2. The Fund is authorized to issue 100 billion (100,000,000,000) shares of Common Stock. Under Maryland law, shares of Common Stock which are issued and subsequently redeemed by the Fund will be, by virtue of such redemption, restored to the status of authorized but unissued shares.

     3. Subject to the effectiveness of the above-mentioned Registration Statement and compliance with applicable state securities laws, upon the issuance of the Shares for a consideration not less than the par value thereof, and not less than the net asset value thereof as required by the Investment Company Act of 1940 and in accordance with the terms of the Registration Statement, such Shares will be legally issued and outstanding and fully paid and non-assessable.


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Waterhouse Investors Cash Management Fund, Inc.
December 12, 1995

Page 2

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of the above-mentioned Registration Statement and with any state securities commission where such filing is required. We also consent to the reference to our firm as counsel in the prospectus filed as a part thereof. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

     We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the State of Maryland, and to the extent that any opinion expressed herein involves the law of Maryland, we have relied with your permission upon the opinion of Galland, Kharasch, Morse & Garfinkle, P.C., dated December 12, 1995, a copy of which is annexed hereto.

                                   Very truly yours,


                              /s/ Shereff, Friedman, Hoffman & Goodman, LLP
                              ---------------------------------------------
                              Shereff, Friedman, Hoffman & Goodman, LLP

SFH&G:JHG:MKN:LEB

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                  Galland, Kharasch, Morse & Garfinkle, P.C.
                                 CANAL SQUARE
                        1054 THIRTY-FIRST STREET, N.W.
                          Washington, D.C. 20007-4492

                               December 12, 1995

Shereff, Friedman,
    Hoffman & Goodman, L.L.P.
919 Third Avenue
New York, NY 10022-9998

          Re:  Issuance of Common Stock by
               Waterhouse Investors Cash Management Fund, Inc.

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Waterhouse Investors Cash Management Fund, Inc., a Maryland corporation (the "Fund"), in connection with the organization of the Fund and the proposed issuance and sale of an indefinite number of shares (the "Shares") of its common stock, par value $.0001 per share, in three (3) series designated "Money Market Portfolio", "U.S. Government Portfolio" and "Municipal Portfolio", pursuant to the Fund's Registration Statement filed on Form N-1A with the Securities and Exchange Commission, including all amendments or supplements thereto filed to date, relating to the offering and sale of the Shares (File Nos. 33-96132, 811-9086) (the "Registration Statement"). Capitalized terms used in this letter, unless otherwise defined, have the meanings specified in the Registration Statement.

     We have examined the Fund's Articles of Incorporation and By-Laws, the Fund's Registration Statement, including the Prospectus and Statement of Additional Information included therein, the Subscription Agreement, the Distribution Agreement and a specimen certificate for the Shares. We also have examined and relied on a recently dated certificate of good standing issued by the Maryland State Department of Assessments and Taxation, and a certificate of the Secretary of the Fund with respect to the Fund's Articles of Incorporation, By-Laws, certain factual matters and certain actions taken by its Board of Directors (the "Secretary's Certificate"). As to various questions of material fact with respect to the opinions expressed below, we have relied on the Secretary's Certificate. In addition, we have examined and relied on such other documents as we have deemed necessary and considered such questions of law as we have deemed appropriate to render the opinions expressed herein.

     In basing the opinions and other matters set forth herein on "our knowledge," the words "our knowledge" signify that, in the course of our representation of the Fund in matters with respect to which we have been engaged by the Fund as special Maryland counsel, no facts have come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates and


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Shereff, Friedman, Hoffman & Goodman, L.L.P.
December 12, 1995
Page 2

information on which we have relied are not accurate and complete. Except to the extent otherwise expressly set forth in this letter, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Fund.

     We have assumed, without independent verification, the genuineness of signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

     The opinions set forth herein are in all respects subject to the following limitations:

     (a) The enforceability of any agreements are subject to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     (b) The enforceability of any agreements may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws generally affecting the rights of creditors or debtors.

     (c) This opinion is strictly limited to the general corporation laws of the State of Maryland, and we express no opinion as to the tax, securities or "blue sky" laws of Maryland, to federal securities laws or to any other laws of any other jurisdiction or compliance therewith by any party.

     (d) The Articles of Incorporation and By-Laws of the Fund require compliance with various provisions of the Investment Company Act of 1940, as amended. We express no opinion with respect to such compliance.

     (e) No opinion is expressed as to the decision of a court as to the laws of which jurisdiction would control the rights and remedies of any of the parties concerning any agreement.

     Based on the foregoing and subject to the qualifications set forth herein, it is our opinion that:

     (i) The Fund has been duly organized and is validly existing under the laws of the State of Maryland.

     (ii) The Fund is authorized to issue One Hundred Billion (100,000,000,000) shares of common stock. Under Maryland law, shares of common stock that are issued and subsequently redeemed by the Fund will be, by virtue of such redemption, restored to the status of authorized but unissued shares.

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Shereff, Friedman, Hoffman & Goodman, L.L.P.
December 12, 1995
Page 3


     (iii) The Shares have been duly authorized for issuance and sale pursuant to the Distribution Agreement and Subscription Agreement and, when issued and delivered by the Fund pursuant to the Distribution Agreement and Subscription Agreement against payment of the consideration set forth therein and for an amount not less than the par value thereof, will be legally issued and outstanding and fully paid and nonassessable.

     This opinion is delivered to you and is for your sole and exclusive use. Except that you may rely on the foregoing opinion in rendering your opinion to the Fund in connection with the registration of the Shares, this opinion may not be reproduced, duplicated, quoted or excerpted from or referred to, shown, disseminated or delivered to, or relied on by, any other party (including governmental agencies) for any reason without the written consent of the undersigned.


                         Very truly yours,

                         GALLAND, KHARASCH,
                           MORSE & GARFINKLE, P.C.



                         /s/ Galland, Kharasch, Morse & Garfinkle, P.C.